Exhibit 4.1

TORCHMARK CORPORATION

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Third Supplemental Indenture

Dated as of June 30, 2009

9.25% Senior Notes due 2019

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of June 30, 2009 (this “Third Supplemental Indenture”) by and between Torchmark Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (successor in interest to J.P. Morgan Trust Company, N.A), as trustee under the Indenture (defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, the Company entered into that certain Indenture (the “Base Indenture” and, together with this Third Supplemental Indenture, the “Indenture”) dated as of February 1, 1987 with Morgan Guaranty Trust Company of New York, as trustee (“Morgan Guaranty”), providing for the issuance of Securities in series by the Company.

WHEREAS, the Company, Morgan Guaranty and The First National Bank of Chicago entered into that certain Instrument of Resignation, Appointment and Acceptance effective August 8, 1994, providing for the replacement of Morgan Guaranty as trustee under the Base Indenture with The First National Bank of Chicago.

WHEREAS, the Company, Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) and The Bank of New York entered into that certain Supplemental Indenture dated December 14, 2001 (the “First Supplemental Indenture”), (i) creating and authorizing a series of Securities under the Base Indenture entitled “6 1/4% Senior Notes due 2006” (the “2006 Notes”) and (ii) appointing The Bank of New York as an additional trustee pursuant to Section 901(6) of the Base Indenture with respect to the 2006 Notes.

WHEREAS, Bank One Trust Company, National Association transferred its corporate trust business to J.P. Morgan Trust Company, National Association effective November 15, 2003.

WHEREAS, the Company, The Bank of New York and The Bank of New York Trust Company, N.A. entered into an Agreement of Resignation, Appointment and Acceptance effective May 5, 2005, providing for the replacement of The Bank of New York as an additional trustee under the Indenture with The Bank of New York Trust Company, N.A.

WHEREAS, the Company, J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, National Association) and The Bank of

New York Trust Company, N.A. entered into that certain Second Supplemental Indenture dated June 23, 2006 (the “Second Supplemental Indenture”), (i) creating and authorizing a series of Securities under the Base Indenture entitled “6.375% Senior Notes due 2016” (the “2016 Notes”) and (ii) appointing The Bank of New York Trust Company, N.A. as an additional trustee pursuant to Section 901(6) of the Base Indenture with respect to the 2016 Notes.

WHEREAS, The Bank of New York Trust Company, N.A. succeeded to the corporate trust business of J.P. Morgan Trust Company, N.A. effective October 1, 2006.

WHEREAS, the Trustee changed its name to The Bank of New York Mellon Trust Company, N.A. effective July 1, 2008.

WHEREAS, Section 901(5) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.

WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Base Indenture; (ii) an Officers’ Certificate stating that all conditions precedent under the Base Indenture for the execution of this Third Supplemental Indenture have been satisfied; and (iii) a Secretary’s Certificate certifying the resolutions of the Board of Directors of the Company authorizing this Third Supplemental Indenture.

WHEREAS, for its lawful purposes, the Company desires to create and authorize a series of Securities under the Base Indenture entitled “9.25% Senior Notes due 2019” (the “Notes”) in an initial aggregate principal amount of Three Hundred Million Dollars ($300,000,000) and, to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture setting forth the terms of the Notes.

WHEREAS, this Third Supplemental Indenture shall amend the Base Indenture and supersede the First Supplemental Indenture and the Second Supplemental Indenture in their entirety but only with respect to the Notes; to the extent the terms of the Base Indenture are inconsistent with this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall govern.

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Third Supplemental Indenture a valid, binding and legal obligation of the Company, have been done and performed.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of such Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) capitalized terms not defined herein have the meanings given in the Base Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Agent Members” has the meaning specified in Section 2.05.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interest in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes called for redemption.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average, as determined by the Company or such agent as may be appointed by the Company for this purpose, of the Reference Treasury Dealer Quotations for that Redemption Date.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture and thereafter “Depositary” shall mean such successor Depositary.

“Euroclear” means the Euroclear System and any successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Global Note” means a Note in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $2,000 and integral multiples of $1,000 above that amount.

“Principal Amount” of a Note means the Principal Amount as set forth on the face of the Note.

“Redemption Date” shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and Section 3.01.

“Redemption Price” has the meaning specified in Section 3.01.

“Reference Treasury Dealer” means Wachovia Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and one other U.S. Government securities dealer selected by the Company, and each of their respective successors.

“Reference Treasury Dealer Quotations” means, on any Redemption Date, the average, as determined by the Company or such agent as may be appointed by the Company for this purpose, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Notes called for redemption that would be due after the related Redemption Date but for that redemption; provided that if a Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

ARTICLE 2

THE NOTES

Section 2.01. Title and Terms. There is hereby created and authorized under the Base Indenture a series of Securities entitled “9.25% Senior Notes due 2019,” which shall be a series limited initially to $300,000,000 aggregate Principal Amount (except that the Company may, without the consent of Holders, reopen this series of Notes and issue additional Notes so as to increase the aggregate Principal Amount of Notes Outstanding in compliance with the procedures set forth in the Base Indenture, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the Notes then Outstanding); provided that no such additional Notes may be issued unless they are treated as part of the same “issue” as the Notes for U.S. federal income tax purposes; and further provided that the additional Notes have the same CUSIP number as the Notes). For all purposes of the Indenture, the term “Notes” shall include the Notes initially issued on the date of original issuance of the Notes and any other Notes issued after such date under the Indenture. For purposes of the Indenture, all Notes shall vote together and otherwise constitute a single series of Securities.

The Notes shall rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Section 2.02. Forms of Notes. The Notes shall be substantially in the form set forth in Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and with such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The terms and provisions contained in the form of Notes attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Third

Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall initially be issued in the form of a permanent Global Note in registered form. The aggregate Principal Amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.03. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 above that amount.

Section 2.04. Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 of the Base Indenture being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 of the Base Indenture for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder and subject to the other provisions of this Section 2.04 and Section 2.05 hereof and Section 309 of the Base Indenture, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304 of the Base Indenture not involving any transfer.

If the Company elects to redeem Notes, it shall not be required to (i) issue, register the transfer of or exchange any Note during the period beginning at the opening of business 15 days before the day the Company mails the notice of redemption and ending at the close of business on the day such notice of redemption is mailed or (ii) register the transfer or exchange of any Note after a notice of redemption has been given to Holders except, where such notice provides that such Note is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed.

Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

As used in this Section, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Note.

Section 2.05. Book-Entry Provisions for a Global Note. (a) The Global Note initially shall be registered in the name of the Depositary or the nominee of such Depositary and be delivered to the Trustee as custodian for the Depositary.

Investors may hold their interests in the Global Note directly through the Depositary, Euroclear or Clearstream, if they are members of or participants in such systems (“Agent Members”), or indirectly through organizations that are Agent Members in such systems. If interests in the Global Note are held through Euroclear or Clearstream, Euroclear and Clearstream shall hold such interests in the Global Note through the Depositary on behalf of their Agent Members.

Agent Members of the Depositary, Euroclear or Clearstream shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 309 of the Base Indenture. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (a) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; (b) there shall have occurred and be continuing an Event of Default with respect to such Global Note; or (c) the Company, at its option, elects to terminate the book-entry system through the Depositary.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Note in an amount equal to the Principal Amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) above, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate Principal Amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(f) None of the Company, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depositary and beneficial owners.

Section 2.05. Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in any Global Note held by Agent Members through Euroclear and Clearstream.

ARTICLE 3

REDEMPTION

Section 3.01. Optional Redemption of Notes by the Company. The Notes will not be redeemable at the option of any Holder thereof, upon the occurrence of any particular event or otherwise. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 75 basis points (the “Redemption Price”). The Redemption Price will be provided to the Trustee by the Company.

The Company shall give notice to the Trustee of its election to redeem Notes by a Company Order, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to the second paragraph of Section 3.01 from Outstanding Notes not previously called for redemption.

Notes, or portions thereof selected by the Trustee for redemption, shall be in denominations of $2,000 and integral multiples of $1,000 above that amount. Provisions of the Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

(i) the aggregate principal amount of Notes to be redeemed;

(ii) the Redemption Date;

(iii) the amount of interest accrued to the Redemption Date on the Notes to be redeemed;

(iv) that on and after the Redemption Date, interest on the Notes to be redeemed, or on the portion thereof to be redeemed, will cease to accrue;

(v) the name and address of the Paying Agent;

(vi) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(vii) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if such Notes are held other than in global form) and principal amounts of the particular Notes to be redeemed; and

(viii) the CUSIP number of the Notes being redeemed.

At the Company’s written request delivered at least 30 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice. Unless the Company Defaults on the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

REMEDIES

Section 4.01. Events of Default. In addition to the Events of Default set forth in Article Five of the Base Indenture, the following shall be an Event of Default with respect to the Notes:

(a) failure to pay principal or premium, if any, on any Note called for redemption on a Redemption Date.

ARTICLE 5

COVENANTS

Section 5.01. Definition of Designated Subsidiaries. For purposes of Article Ten of the Base Indenture, “Designated Subsidiary” means each of Liberty National Life Insurance Company, United American Insurance Company, Globe Life And Accident Insurance Company, United Investors Life Insurance Company and American Income Life Insurance Company, so long as it remains a Subsidiary, or any Subsidiary that is a successor of such Designated Subsidiary, as well as any other Subsidiary of the Company that would be deemed a Significant Subsidiary as such term is defined in Regulation S-X promulgated by the Commission.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01. Trust Indenture Act. This Third Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 6.02. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Third Supplemental Indenture unless otherwise expressly stated.

Section 6.03. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.04. Severability Clause. In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.05. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 6.06. Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 6.07. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.08. Not Responsible for Recitals or Use of Proceeds from the Issuance of the Notes. The recitals contained herein (excluding the fifth, sixth, seventh and eighth recitals) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. Except for the Trustee's certificate of authentication on the Notes, the Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the proceeds from the issuance of the Notes.

IN WITNESS WHEREOF, the Company has caused this Third Supplemental Indenture to be signed and delivered, and the Trustee has caused this Third Supplemental Indenture to be signed and delivered, all as of the day and year first written above.

TORCHMARK CORPORATION

By:
Name:	Danny H. Almond
Title:	Vice President and Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:	Stuart E. Statham
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TORCHMARK CORPORATION

9.25% Senior Notes due 2019

No.	CUSIP NO. 891027 AP9

TORCHMARK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to on the reverse hereof), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) or such other amount as indicated on the Schedule of Increases and Decreases attached hereto on June 15, 2019.

Interest Rate: 9.25% per year

Interest Payment Dates: June 15 and December 15 of each year, commencing December 15, 2009

Record Dates: June 1 and December 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

TORCHMARK CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the 9.25% Senior Notes due 2019 referred to in the within-mentioned Indenture.

Dated: June 30, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

TORCHMARK CORPORATION

9.25% Senior Notes due 2019

Indenture; Defined Terms. This Note is one of the 9.25% Senior Notes Due 2019 of the Company issued under an Indenture dated February 1, 1987 (the “Base Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as supplemented by the Third Supplemental Indenture dated June 30, 2009 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (ultimate successor-in-interest to Morgan Guaranty Trust Company of New York, the “Trustee”).

Unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part thereof by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “Trust Indenture Act”), as in effect on the date hereof. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent the terms of the Indenture, the Third Supplemental Indenture and this Note are inconsistent, the terms of the Third Supplemental Indenture shall govern.

Interest. The Company promises to pay cash interest on the Principal Amount of the Notes at the rate per year described above. Interest on the Notes will accrue from June 30, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the next Interest Payment Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2009, to the Person in whose name the Notes are registered at the close of business on the immediately preceding Record Date. Interest payable upon redemption will be paid to the Person to whom principal is paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If an Interest Payment Date, the Stated Maturity or a Redemption Date for the Notes falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date, the Stated Maturity or a Redemption Date.

If a Holder of at least $2,000,000 principal amount of Notes has given wire transfer instructions to the Company no later than 15 days immediately preceding the relevant due date for payment (or such date as the Trustee may accept in its discretion), the Company will pay, or cause to be paid by the Paying Agent, all principal and interest on the Holder’s Notes in accordance with those instructions. Other payments on the Notes will be made to the Holders at their address set forth in the Security Register.

Redemption of Notes at the Option of the Company. The Notes are redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 75 basis points (the “Redemption Price”) upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Redemption Price will be paid in cash.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected pro rata or by lot or by any other method the Trustee considers fair and appropriate.

The Notes are not subject to any sinking fund.

Paying Agent. Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent. The Company may change any paying agent without notice to the Holders.

Covenants. The Indenture contains certain restrictive covenants and provisions for defeasance at any time of (a) the entire indebtedness evidenced by the Notes and (b) such restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which covenants and provisions apply to the Notes.

Events of Default. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange thereof of in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of the Notes or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Denominations; Transfer and Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 above that amount. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding a Redemption Date.

Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the front hereof.

Governing Law This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

FORM OF ASSIGNMENT

For value received,
hereby assigns or transfers unto

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

The within Note, and hereby irrevocably constitutes and appoints                                                                       attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in the principal amount of this Global Note have been made:

Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee